Exhibit 99.2

HOSPITALITY PROPERTIES TRUST

Fourth Quarter 2009

Supplemental Operating and Financial Data

All amounts in this report are unaudited.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS SUPPLEMENTAL OPERATING AND FINANCIAL DATA REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS REPORT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

•                  OUR MANAGERS’ OR TENANTS’ ABILITY TO PAY RETURNS OR RENT TO US, INCLUDING THE ABILITY OF MARRIOTT AND CRESTLINE TO PAY THE FULL AMOUNT OF MINIMUM RETURNS OR RENTS DUE TO US IN THE FUTURE AND OUR ABILITY TO APPLY A PORTION OF MARRIOTT’S AND CRESTLINE’S SECURITY DEPOSITS WHICH WE HOLD TO COVER ANY SHORTFALLS;

•                  OUR ABILITY TO PAY DISTRIBUTIONS IN THE FUTURE AND THE AMOUNT OF ANY SUCH DISTRIBUTIONS;

•                  OUR ABILITY TO RENEW OR REFINANCE OUR REVOLVING CREDIT FACILITY;

•                  OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL;

•                  OUR INTENT TO REFURBISH OR MAKE IMPROVEMENTS TO CERTAIN OF OUR PROPERTIES;

•                  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY;

•                  OUR ABILITY TO PAY INTEREST AND DEBT PRINCIPAL;

•                  OUR POLICIES AND PLANS REGARDING INVESTMENTS AND FINANCINGS;

•                  OUR TAX STATUS AS A REAL ESTATE INVESTMENT TRUST, OR REIT;

•                  OUR ABILITY TO PURCHASE ADDITIONAL PROPERTIES; AND

•                  OTHER MATTERS.

OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS INCLUDING;

•                  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS, INCLUDING THE RECENT CHANGES IN THE CAPITAL MARKETS, ON US AND OUR TENANTS;

•                  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR MANAGING TRUSTEES, TRAVELCENTERS OF AMERICA LLC, OR TA, AND REIT MANAGEMENT & RESEARCH LLC, OR RMR, AND ITS RELATED ENTITIES AND CLIENTS;

•                  LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES;

•                  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS AFFECTING THE REAL ESTATE, HOTEL, TRANSPORTATION AND TRAVEL CENTER INDUSTRIES, ACCOUNTING RULES, TAX RATES AND SIMILAR MATTERS;

•                  COMPETITION WITHIN THE REAL ESTATE INDUSTRY OR THOSE INDUSTRIES IN WHICH OUR TENANTS OPERATE; AND

•                  ACTS OF TERRORISM, OUTBREAKS OF SO-CALLED PANDEMICS OR OTHER MAN MADE OR NATURAL DISASTERS BEYOND OUR CONTROL.

FOR EXAMPLE:

•                  OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS DEPENDS UPON A NUMBER OF FACTORS.  OUR ASSUMPTIONS ABOUT CONTINUING PAYMENTS FROM OUR TENANTS AND MANAGERS MAY PROVE INACCURATE, AND OUR TENANTS AND MANAGERS MAY NOT PAY ALL OF THE AMOUNTS DUE TO US.  WE MAY BE UNABLE TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES OR PREFERRED SHARES AND FUTURE DISTRIBUTIONS MAY BE SUSPENDED OR PAID AT A LESSER RATE THAN THE DISTRIBUTIONS WE NOW PAY;

•                  HOTEL ROOM DEMAND IS USUALLY A REFLECTION OF THE GENERAL ECONOMIC ACTIVITY IN THE COUNTRY; AND IF HOTEL ROOM DEMAND BECOMES FURTHER DEPRESSED, THE OPERATING RESULTS OF OUR HOTELS MAY DECLINE, THE FINANCIAL RESULTS OF OUR OPERATORS AND TENANTS MAY SUFFER AND OUR OPERATORS AND TENANTS MAY BE UNABLE TO PAY OUR RETURNS OR RENTS;

•                  IF THE AVAILABILITY OF DEBT CAPITAL REMAINS RESTRICTED OR BECOMES MORE RESTRICTED, WE MAY BE UNABLE TO REFINANCE OR REPAY OUR REVOLVING CREDIT FACILITY OR OUR OTHER DEBT OBLIGATIONS WHEN THEY BECOME DUE OR ON TERMS WHICH ARE AS FAVORABLE AS WE NOW HAVE;

•                  THE CURRENT DEPRESSED LEVELS OF U.S. TRUCKING ACTIVITY MAY CONTINUE FOR LONGER OR BECOME WORSE THAN WE NOW ANTICIPATE.  SUCH CIRCUMSTANCES MAY FURTHER REDUCE THE DEMAND FOR GOODS AND SERVICES SOLD BY TA, OUR TRAVEL CENTERS TENANT, AND FURTHER REDUCE TA’S ABILITY TO GENERATE THE CASH FLOWS NECESSARY TO PAY OUR RENTS;

•                  CONTINUED DEPRESSED HOTEL OPERATING RESULTS MAY RESULT IN THE GUARANTORS OF OUR MINIMUM RETURNS OR RENTS BECOMING UNABLE OR UNWILLING TO MEET THEIR OBLIGATIONS OR THEIR GUARANTEES MAY BE EXHAUSTED;

•                  THE PRICE WHICH TA MUST PAY TO PURCHASE DIESEL FUEL AND OTHER PRODUCTS WHICH IT SELLS MAY MATERIALLY INCREASE, AND THESE PRICE INCREASES MAY INCREASE TA’s WORKING CAPITAL REQUIREMENTS MORE THAN CURRENTLY EXPECTED AND REDUCE TA’s ABILITY TO PAY OUR RENTS;

•                  FUEL CONSERVATION EFFORTS, AN EXTENDED PERIOD OF LIMITED ACTIVITY IN THE HOUSING DEVELOPMENT INDUSTRY OR A SIGNIFICANT AND PROLONGED DECLINE IN THE IMPORT INTO THE U.S. OF CONSUMER GOODS, MAY EACH AFFECT THE DEMAND FOR TA’S GOODS AND SERVICES AND TA’S ABILITY TO PAY RENTS TO US, INCLUDING DEFERRED AMOUNTS DUE TO US;

•                  TA MAY BE OR BECOME UNABLE TO PROPERLY MANAGE ITS BUSINESS TO PRODUCE ADEQUATE CASH FLOWS TO PAY ITS OBLIGATIONS TO US;

•                  THE DESCRIPTION OF OUR ARRANGEMENT WITH TA AS A DEFERRAL AGREEMENT MAY IMPLY THAT RENT AMOUNTS WHICH ARE NOT PAID WILL BE LATER PAID.  IN FACT, SINCE ITS FORMATION, TA HAS NOT PRODUCED CONSISTENT OPERATING PROFITS.  IF THE U.S. ECONOMY DOES NOT IMPROVE FROM CURRENT LEVELS OF COMMERCIAL ACTIVITY IN A REASONABLE TIME PERIOD, IF THE PRICE OF DIESEL FUEL INCREASES SIGNIFICANTLY OR FOR VARIOUS OTHER REASONS, TA MAY BECOME UNABLE TO PAY THE DEFERRED RENTS DUE TO US;

•                  THE MARRIOTT AND CRESTLINE SECURITY DEPOSITS WHICH WE HOLD ARE NOT IN SEGREGATED CASH ACCOUNTS OR OTHERWISE SEPARATE FROM OUR OTHER ASSETS AND LIABLITIES.  ACCORDINGLY, WHEN WE RECORD INCOME BY REDUCING OUR SECURITY DEPOSIT LIABILITY, WE DO NOT RECEIVE ANY CASH PAYMENT.  BECAUSE WE DO NOT RECEIVE A CASH PAYMENT AND BECAUSE THE AMOUNT OF THE SECURITY DEPOSITS AVAILABLE FOR FUTURE USE IS REDUCED AS WE APPLY SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS, MARRIOTT’S OR CRESTLINE’S FAILURE TO PAY MINIMUM RETURNS OR RENTS DUE TO US MAY REDUCE OUR CASH FLOWS AND OUR ABILITY TO PAY DISTRIBUTIONS TO SHAREHOLDERS;

•                  AN OUTBREAK OF INFECTIOUS DISEASES IN THE UNITED STATES MAY CAUSE TRAVEL TO DECLINE AND ANY SUCH DECLINE MAY ADVERSELY IMPACT THE FINANCIAL RESULTS AT OUR HOTELS AND THE ABILITY OF OUR HOTEL TENANTS AND HOTEL OPERATORS TO MAKE REQUIRED PAYMENTS TO US; AND

•                  WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING TERMS, MANAGEMENT AGREEMENTS OR LEASE TERMS FOR NEW PROPERTIES.

THESE RESULTS COULD OCCUR FOR MANY DIFFERENT REASONS, SOME OF WHICH, SUCH AS NATURAL DISASTERS, PANDEMICS OR CHANGES IN OUR MANAGERS’ OR TENANTS’ REVENUES OR COSTS, OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY, ARE LARGELY BEYOND OUR CONTROL.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER ITEM 1A. “RISK FACTORS” IN OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, 2009, JUNE 30, 2009 AND SEPTEMBER 30, 2009, AND IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, AS AMENDED.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

CORPORATE INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

COMPANY PROFILE

The Company:	Strategy:

Hospitality Properties Trust, or HPT, we, or us, is a real estate investment trust, or REIT. As of December 31, 2009, we owned 289 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. At December 31, 2009, our properties were operated by other companies under 13 long term management or lease agreements. We are the only investment grade rated, publicly owned hospitality REIT in the country and we are currently included in a number of financial indices, including the S&P MidCap 400 Index, the Russell 1000 Index, the MSCI U.S. REIT Index, the FTSE EPRA/NAREIT United States Index and the S&P REIT Composite Index.

Management:

HPT is managed by Reit Management & Research LLC, or RMR. RMR is a real estate management company which was founded in 1986 to manage public investments in real estate. As of December 31, 2009, RMR managed one of the largest portfolios of publicly owned real estate in North America, including nearly 1,350 properties located in 45 states, Washington, D.C., Puerto Rico and Ontario, Canada. RMR has approximately 600 employees in its headquarters and regional offices located throughout the U.S. In addition to managing HPT, RMR also manages HRPT Properties Trust, a publicly traded REIT that primarily owns office buildings and industrial properties, Senior Housing Properties Trust, or SNH, a publicly traded REIT that primarily owns healthcare properties, and Government Properties Income Trust, a publicly traded REIT that primarily owns buildings majority leased to government tenants located throughout the U.S. RMR also provides management services to Five Star Quality Care, Inc., a healthcare services company which is a tenant of SNH, and TravelCenters of America LLC, or TA, an operator of travel centers, which is our largest tenant. An affiliate of RMR, RMR Advisors, Inc., is the investment manager of mutual funds which principally invest in securities of unaffiliated real estate companies. The public companies managed by RMR and its affiliates had combined total gross assets of approximately $17 billion as of December 31, 2009. We believe that being managed by RMR is a competitive advantage for HPT because RMR provides us with a depth and quality of management and experience which may be unequaled in the real estate industry. We also believe RMR provides management services to HPT at costs that are lower than we would have to pay for similar quality services.

Our business strategy is to maintain and grow an investment portfolio of high quality hotels and travel centers operated by qualified managers. Our properties are managed or leased under long term agreements that provide us cash flows in the form of returns and rents. We also seek to participate in operating improvements at our properties by charging rent increases based upon percentages of gross revenue increases at our properties and participating in hotel profits in excess of the minimum returns due to us at our managed hotels. Generally, we prefer to include multiple properties in one lease or management contract because we believe a single operating agreement for multiple properties in diverse locations enhances the stability of our cash flows. When we buy individual properties we usually add those properties to a combination lease or management agreement for other properties that we own. We believe we have a conservative capital structure and we limit the amount of debt financing we use.

	Stock Exchange Listing:	Corporate Headquarters:

	New York Stock Exchange	400 Centre Street
Newton, MA 02458
	Trading Symbol:	(t) (617) 964-8389
(f) (617) 969-5730
Common Shares — HPT
Preferred Shares Series B — HPT-B
Preferred Shares Series C — HPT-C

Senior Unsecured Debt Ratings:

Standard & Poor’s — BBB
Moody’s — Baa2

Portfolio Data by Manager (as of 12/31/09):

							Percent
			Percent of			Annualized	of Total
		Number	Number		Percent of	Minimum	Minimum
	Number of	of Rooms/	of Rooms/	Investment	Total	Return /	Return /
Manager	Properties	Suites (1)	Suites (1)	(000s)	Investment	Rent (000s)	Rent

InterContinental	131	20,140	47%	$1,783,671	28%	$153,681	27%
Marriott International	125	17,920	42%	1,601,719	24%	162,889	27%
Hyatt	22	2,724	6%	301,942	5%	22,037	4%
Carlson	11	2,096	5%	202,251	3%	12,920	2%
TA (2)(3)	185	N/A	N/A	2,546,326	40%	232,205	40%
Total	474	42,880	100%	$6,435,909	100%	$583,732	100%

Operating Statistics by Operating Agreement (Q4 2009):

	Number of	Number of Rooms/	Annualized Minimum Return /	Percent of Total Minimum	Coverage (4)		RevPAR Change (5)
Operating Agreement	Properties	Suites (1)	Rent (000s)	Return / Rent	Q4	LTM	Q4	LTM

InterContinental (no. 1)	31	3,844	$37,882	6%	0.62x	0.75x	-10.0%	-15.5%
InterContinental (no. 2)	76	9,220	50,000	9%	0.48x	0.72x	-20.6%	-22.7%
InterContinental (no. 3)	14	4,139	44,258	8%	0.39x	0.68x	-12.6%	-19.0%
InterContinental (no. 4)	10	2,937	21,541	4%	0.32x	0.40x	-18.0%	-23.8%
Marriott (no. 1)	53	7,610	59,405	10%	0.76x	0.88x	-16.2%	-21.5%
Marriott (no. 2)	18	2,178	21,426	3%	0.66x	0.72x	-16.6%	-17.0%
Marriott (no. 3)	34	5,020	44,199	8%	0.54x	0.69x	-19.7%	-20.7%
Marriott (no. 4)	19	2,756	28,509	5%	0.62x	0.68x	-19.3%	-22.2%
Marriott (no. 5)	1	356	9,350	1%	-0.19x	-0.07x	-13.5%	-27.9%
Hyatt	22	2,724	22,037	4%	0.55x	0.72x	-9.6%	-13.6%
Carlson	11	2,096	12,920	2%	0.50x	0.66x	-20.4%	-26.7%
TA (no. 1) (2)(3)	145	N/A	166,028	29%	0.85x	1.12x	N/A	N/A
TA (no. 2) (2)	40	N/A	66,177	11%	0.71x	1.05x	N/A	N/A
Total / Average	474	42,880	$583,732	100%			-16.6%	-20.5%

($’s in 000s)
(1)	Eighteen (18) of our TA properties include hotels. The rooms associated with these hotels have been excluded from total number of rooms.
(2)

Effective July 1, 2008, we entered into a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5,000 per month of rent under its two leases for the period July 1, 2008 until December 31, 2010. For the quarter and twelve months ended December 31, 2009, TA deferred $15,000 and $60,000 in rents, respectively. TA rents presented in this report represent their contractual obligation and do not reflect any rent deferral.

(3)

The amount of annual minimum rent payable to us under TA agreement no. 1 is scheduled to increase to $169,750, $174,725 and $179,792 in 2010, 2011 and 2012, respectively. These represent contractual rent amounts and do not reflect any rent deferrals (see Note 2).

(4)

We define coverage as combined total property sales minus all property level expenses which are not subordinated to minimum payments to us and the required FF&E reserve contributions, divided by the minimum return or minimum rent payments due to us. For some management agreements or leases, amounts have been calculated using data for periods prior to our ownership of certain properties and prior to commencement of our operating agreements. TA rent coverage ratios have been calculated based upon the contractual rent amounts and do not reflect the impact of any rent deferrals (see Note 2).

(5)	We define RevPAR as hotel room revenue per day per available room. RevPar change is the RevPar percentage change in the periods ended December 31, 2009 over the comparable year earlier periods.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

INVESTOR INFORMATION

Board of Trustees

Barry M. Portnoy	Adam D. Portnoy
Managing Trustee	Managing Trustee

Bruce M. Gans, M.D.	William A. Lamkin
Independent Trustee	Independent Trustee

John L. Harrington
Independent Trustee

Senior Management

John G. Murray	Mark L. Kleifges
President and Chief Operating Officer	Treasurer and Chief Financial Officer

Ethan S. Bornstein
Senior Vice President

Contact Information

Investor Relations	Inquiries
Hospitality Properties Trust	Financial inquiries should be directed to Mark L. Kleifges,
400 Centre Street	Treasurer and Chief Financial Officer, at (617) 964-8389
Newton, MA 02458	or mkleifges@reitmr.com
(t) (617) 964-8389
(f) (617) 969-5730	Investor and media inquiries should be directed to
(email) info@hptreit.com	Timothy A. Bonang, Vice President of Investor Relations, at
(website) www.hptreit.com	(617) 796-8232 or tbonang@hptreit.com

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

RESEARCH COVERAGE

Equity Research Coverage

Baird	RBC
David Loeb	Mike Salinsky
(414) 765-7063	(216) 378-7627

Collins Stewart	Stifel Nicolaus
Bryan Maher	Rod Petrik
(212) 389-8124	(410) 454-4131

Keefe, Bruyette & Woods	Wells Fargo Securities
Smedes Rose	Jeffrey Donnelly
(212) 887-3696	(617) 603-4262

Debt Research Coverage

Credit Suisse	Wells Fargo Securities
John Giordano	Thierry Perrein
(212) 538-4935	(704) 715-8455

UBS
Michael Dimler
(203) 719-3841

Rating Agencies

Moody’s Investors Service	Standard and Poor’s
Maria Maslovsky	Beth Campbell
(212) 553-4831	(212) 438-2415

HPT is followed by the analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding HPT’s performance made by these analysts or agencies do not represent opinions, forecasts or predictions of HPT or its management. HPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

FINANCIAL INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

KEY FINANCIAL DATA

(amounts in thousands, except per share data)

	As of and For the Three Months Ended (1)
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008

Shares Outstanding:
Common shares outstanding (at end of period)	123,380	123,380	111,503	93,993	93,992
Weighted average common shares outstanding - basic and diluted (2)	123,380	118,780	95,344	93,992	93,984

Common Share Data:
Price at end of period	$23.71	$20.37	$11.89	$12.00	$14.87
High during period	$24.27	$21.36	$15.48	$15.38	$20.26
Low during period	$17.96	$11.59	$9.04	$8.53	$6.88
Annualized dividends declared per share (3)	N/A	N/A	N/A	N/A	$3.08
Annualized dividend yield (at end of period) (3)	N/A	N/A	N/A	N/A	20.7%

Book Capitalization:
Total debt	$2,193,561	$2,192,181	$2,391,731	$2,675,783	$2,639,060
Plus: total shareholders’ equity	3,091,931	3,067,932	2,845,651	2,608,921	2,628,427
Total book capitalization	$5,285,492	$5,260,113	$5,237,382	$5,284,704	$5,267,487
Total debt / total book capitalization	41.5%	41.7%	45.7%	50.6%	50.1%

Selected Balance Sheet Data:
Total assets	$5,548,370	$5,520,403	$5,517,656	$5,554,934	$5,572,737
Total liabilities	$2,456,439	$2,452,471	$2,672,005	$2,946,013	$2,944,310
Real estate, at cost	$6,467,131	$6,451,733	$6,430,423	$6,426,100	$6,407,884
Total debt / real estate, at cost	33.9%	34.0%	37.2%	41.6%	41.2%

Market Capitalization:
Total debt (book value)	$2,193,561	$2,192,181	$2,391,731	$2,675,783	$2,639,060
Plus: market value of preferred shares (at end of period)	353,941	328,608	263,608	197,897	219,718
Plus: market value of common shares (at end of period)	2,925,340	2,513,251	1,325,771	1,127,916	1,397,661
Total market capitalization	$5,472,842	$5,034,040	$3,981,110	$4,001,596	$4,256,439
Total debt / total market capitalization	40.1%	43.5%	60.1%	66.9%	62.0%

Selected Income Statement Data:
Total revenues	$251,371	$264,451	$267,082	$254,343	$282,137
EBITDA (4)	$134,405	$133,866	$134,482	$133,965	$132,768
Net income available for common shareholders (5)(6)	$25,502	$40,796	$43,550	$53,613	$44,989
Funds from operations (FFO) available for common shareholders (5)(7)	$85,963	$91,078	$91,610	$89,581	$85,765
Common distributions declared (3)	N/A	N/A	N/A	N/A	$72,374

Per Share Data:
Net income available for common shareholders (5)(6)	$0.21	$0.34	$0.46	$0.57	$0.48
FFO available for common shareholders (5)(7)	$0.70	$0.77	$0.96	$0.95	$0.91
Common distributions declared (3)	N/A	N/A	N/A	N/A	$0.77
FFO payout ratio	N/A	N/A	N/A	N/A	84.6%

Coverage Ratios:
EBITDA (4) / interest expense	3.6x	3.8x	3.8x	3.7x	3.4x
EBITDA (4) / interest expense and preferred distributions	3.0x	3.2x	3.2x	3.0x	2.9x

(1)

The implementation of a new accounting standard affecting the accounting for our 3.8% convertible senior notes resulted in non-cash interest expense for the three months ended December 31, 2009 and 2008 of $1,205, or $.01 per share, and $2,473, or $.03 per share, respectively. The unamortized note discount was $9,481 and $29,228 at December 31, 2009 and 2008, respectively, and the equity component was $38,768 and $43,770 at December 31, 2009 and 2008, respectively.

(2)	We had no outstanding dilutive common share equivalents during the periods presented.
(3)

On April 8, 2009, we announced the suspension of our regular quarterly common dividend for the remainder of 2009. On January 13, 2010, we announced a regular quarterly common dividend of $0.45 per share ($1.80 per share per year) payable to shareholders of record as of January 25, 2010; this dividend was paid on February 23, 2010.

(4)	See page 16 for our calculation of EBITDA.
(5)

Includes for quarter ended December 31, 2009, a $15,000, or $0.12 per share, rent deferral by TA. Includes for the quarter ended September 30, 2009, a $15,000, or $0.13 per share, rent deferral by TA. Includes for each of the quarters ended June 30, 2009, March 31, 2009 and December 31, 2008, a $15,000, or $0.16 per share, rent deferral by TA. We have not recognized the deferred rent as revenue due to uncertainties regarding future payments of these amounts by TA.

(6)

Includes for the quarter ended September 30, 2009 a $11,209, or $0.09 per share, gain on extinguishment of debt relating to the repurchase of our 3.8% convertible senior notes. Includes for the quarter ended June 30, 2009 a $13,333, or $0.14 per share, gain on extinguishment of debt relating to the repurchase of our 3.8% convertible senior notes and various issues of our senior notes. Includes for the quarter ended March 31, 2009 a $26,555, or $0.28 per share, gain on extinguishment of debt relating to the repurchase of our 3.8% convertible senior notes.

(7)	See page 17 for our calculation of FFO.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share data)

	As of December 31, 2009	As of December 31, 2008

ASSETS

Real estate properties, at cost:
Land	$1,392,472	$1,392,614
Buildings, improvements and equipment	5,074,659	5,015,270
	6,467,131	6,407,884
Accumulated depreciation	(1,260,624)	(1,060,203)
	5,206,507	5,347,681
Cash and cash equivalents	130,399	22,450
Restricted cash (FF&E reserve escrow)	25,083	32,026
Other assets, net	186,381	170,580
	$5,548,370	$5,572,737

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$—	$396,000
Senior notes, net of discounts	1,934,818	1,693,730
Convertible senior notes, net of discounts (1)	255,269	545,772
Mortgage payable	3,474	3,558
Security deposits	151,587	169,406
Accounts payable and other liabilities	103,678	128,078
Due to affiliate	2,859	3,012
Dividends payable	4,754	4,754
Total liabilities	2,456,439	2,944,310

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value;
100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable;
3,450,000 shares issued and outstanding, aggregate liquidation preference $86,250	83,306	83,306
Series C preferred shares; 7% cumulative redeemable;
12,700,000 shares issued and outstanding, aggregate liquidation preference $317,500	306,833	306,833
Common shares of beneficial interest, $0.01 par value;
150,000,000 shares authorized; 123,380,335 and 93,991,635 shares issued and outstanding, respectively	1,234	940
Additional paid in capital (1)	3,462,209	3,093,827
Accumulated other comprehensive income (loss)	3,230	(511)
Cumulative net income	2,021,162	1,827,821
Cumulative preferred distributions	(153,521)	(123,641)
Cumulative common distributions	(2,632,522)	(2,560,148)
Total shareholders’ equity	3,091,931	2,628,427
	$5,548,370	$5,572,737

(1)                                  All periods presented reflect the retroactive application of a new accounting standard affecting the accounting for our 3.8% convertible senior notes.  The unamortized note discount was $9,481 and $29,228 at December 31, 2009 and 2008, respectively, and the equity component was $38,768 and $43,770 at December 31, 2009 and 2008, respectively.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	12/31/2009	12/31/2008	12/31/2009	12/31/2008
Revenues:
Hotel operating revenues (1)	$168,108	$199,075	$715,615	$899,474
Minimum rent (1)(2)	77,196	72,608	301,058	322,949
Percentage rent (3)	1,426	5,102	1,426	5,102
FF&E reserve income (4)	4,525	5,217	18,934	23,837
Interest income	116	135	214	1,312
Total revenues	251,371	282,137	1,037,247	1,252,674

Expenses:
Hotel operating expenses (1)	106,252	119,265	460,869	620,008
Interest (including amortization of deferred financing costs and debt discounts of $2,386, $3,483, $11,046 and $13,726, respectively) (5)	36,900	39,032	143,410	156,844
Depreciation and amortization	61,624	60,889	245,868	239,166
General and administrative	9,551	8,831	39,660	37,751
Reserve for straight line rent receivable (6)	-	-	-	19,613
Loss on asset impairment (7)	-	-	-	53,225
Total expenses	214,327	228,017	889,807	1,126,607

Income before gain on extinguishment of debt, gain (loss) on sale of real estate and income taxes	37,044	54,120	147,440	126,067
Gain on extinguishment of debt (8)	-	-	51,097	-
Gain (loss) on sale of real estate, net (9)	-	(1,160)	-	114
Income before income taxes	37,044	52,960	198,537	126,181
Income tax expense	(4,072)	(501)	(5,196)	(1,846)
Net income	32,972	52,459	193,341	124,335
Preferred distributions	(7,470)	(7,470)	(29,880)	(29,880)
Net income available for common shareholders	$25,502	$44,989	$163,461	$94,455

Weighted average common shares outstanding	123,380	93,984	107,984	93,944

Basic and diluted net income per common share:
Net income available for common shareholders	$0.21	$0.48	$1.51	$1.01

See notes to consolidated statement of income on page 14.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

NOTES TO CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(1)                                  At December 31, 2009, each of our 289 hotels is included in one of 11 operating agreements and 197 of our hotels are leased to one of our taxable REIT subsidiaries and managed by independent hotel operating companies and 92 are leased to third parties. Our 185 travel centers are leased under two agreements. Our consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers.  Certain of our managed hotel portfolios had net operating results that were, in the aggregate, $28,620 and $5,799 less than the minimum returns due to us in the three months ended December 31, 2009 and 2008, respectively, and $75,205 less than the minimum returns due to us in the twelve months ended December 31, 2009.  We reflect these amounts in our consolidated statements of income as a reduction to hotel operating expenses when the minimum returns were funded by the manager of these hotels under the terms of our operating agreements, or in the case of our Marriott No. 3 agreement, applied from the security deposit we hold.  All of our managed hotel portfolios generated net operating results in excess of the minimum returns due to us in the twelve months ended December 31, 2008.

(2)                                  Under the previously announced rent deferral agreement, TA elected to defer rent of $15,000, or $0.12 per share, and $15,000, or $0.16 per share, during the three months ended December 31, 2009 and 2008, respectively. During the twelve months ended December 31, 2009 and 2008, TA elected to defer rent of $60,000, or $0.56 per share, and $30,000, or $0.32 per share, respectively. We have not recognized the deferred rent as revenue due to uncertainties regarding future payments of these amounts by TA.

(3)                                  In calculating net income we recognize percentage rental income in the fourth quarter, which is when all contingencies are met and the income is earned.

(4)                                  Various percentages of total sales at our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. We own all the FF&E escrows for our hotels. We report deposits by our third party tenants into the escrow accounts as FF&E reserve income. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income.

(5)                                  During the first quarter of 2009, we adopted a new accounting standard affecting the accounting for our 3.8% convertible senior notes. This standard requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Our 3.8% convertible senior notes are within the scope of this standard. Our financial statements for all periods presented have been adjusted to reflect the application of this standard retrospectively. The implementation of this standard resulted in non-cash interest expense for the three months ended December 31, 2009 and 2008 of $1,205, or $0.01 per share, and $2,473, or $0.03 per share, respectively. Non-cash interest for the twelve months ended December 31, 2009 and 2008 totaled $6,910, or $0.06 per share, and $9,660, or $0.10 per share, respectively.

(6)                                  During the second quarter of 2008, we recorded a $19,613, or $0.21 per share, non-cash reserve for the straight line rent receivable relating to our lease with TA for 145 travel centers.

(7)                                  During the second quarter of 2008, we recorded a $53,225, or $0.57 per share, non-cash loss on asset impairment related to the write down of certain intangible assets arising from our January 2007 TA acquisition to their estimated fair value.

(8)                                  For the twelve months ended December 31, 2009, we recorded a $51,097, or $0.47 per share, non-cash gain on the extinguishment of debt relating to our repurchase of $367,421 face amount of our 3.8% convertible senior notes and various issues of our senior notes for an aggregate purchase price of $303,341, excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $17,985 and a portion of the allocated equity component on the convertible notes of $5,002.

(9)                                  During the first quarter of 2008, we sold our Park Plaza hotel in North Phoenix, AZ for $8,000 and recognized a gain on sale of $645. During the second quarter of 2008, we sold our AmeriSuites hotel in Atlantic Beach, NC for $6,350 and recognized a gain on sale of $629. During the fourth quarter of 2008, we sold our AmeriSuites hotel in Tampa, FL for $2,500 and recognized a loss on sale of $1,160.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Twelve Months Ended
	12/31/2009	12/31/2008

Cash flows from operating activities:
Net income	$193,341	$124,335
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	245,868	239,166
Amortization of deferred financing costs and debt discounts as interest	11,046	13,726
Straight line rental income	-	(3,780)
Reserve for straight line rent receivable	-	19,613
Security deposits applied to payment shortfalls	(17,813)	-
Other non-cash (income) expense, net	(2,107)	(992)
FF&E reserve income and deposits	(49,218)	(63,047)
Loss on asset impairment	-	53,225
Gain on extinguishment of debt	(51,097)	-
Gain on sale of real estate, net	-	(114)
Change in assets and liabilities:
Decrease in other assets	1,297	5,676
Decrease in accounts payable and other	(11,048)	(10,767)
Decrease in due to affiliate	(153)	(1,605)
Cash provided by operating activities	320,116	375,436

Cash flows from investing activities:
Real estate acquisitions	(9,807)	(127,133)
FF&E reserve fundings	(63,390)	(34,001)
Net proceeds from sale of real estate	-	15,969
Investment in affiliated insurance company	(5,134)	-
Cash used in investing activities	(78,331)	(145,165)

Cash flows from financing activities:
Proceeds from issuance of common shares, net	373,056	-
Issuance of senior notes, net of discount	296,961	-
Repurchase of convertible senior notes	(258,102)	-
Repurchase of senior notes	(45,239)	-
Repayment of senior notes	-	(150,000)
Draws on revolving credit facility	389,000	598,000
Repayments of revolving credit facility	(785,000)	(360,000)
Deferred financing costs incurred	(2,258)	(37)
Distributions to preferred shareholders	(29,880)	(29,880)
Distributions to common shareholders	(72,374)	(289,305)
Cash used in financing activities	(133,836)	(231,222)

Increase (decrease) in cash and cash equivalents	107,949	(951)
Cash and cash equivalents at beginning of period	22,450	23,401
Cash and cash equivalents at end of period	$130,399	$22,450

Supplemental cash flow information:
Cash paid for interest	$127,869	$141,813
Cash paid for income taxes	6,055	3,897

Non cash investing activities:
Property managers’ deposits in FF&E reserve	$51,143	$71,760
Property managers’ purchases with FF&E reserve	(78,433)	(101,869)

Non cash financing activities:
Issuance of common shares	$624	$2,134

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

CALCULATION OF EBITDA

(in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	12/31/2009	12/31/2008	12/31/2009	12/31/2008

Net income	$32,972	$52,459	$193,341	$124,335
Plus: Interest expense	36,900	39,032	143,410	156,844
Depreciation and amortization	61,624	60,889	245,868	239,166
Income taxes	4,072	501	5,196	1,846
Loss on asset impairment (1)	-	-	-	53,225
Loss on sale of real estate (2)	-	1,160	-	1,160
Less: Deferred percentage rent previously recognized in EBITDA (3)	(1,163)	(4,385)	-	-
Deferred additional returns previously recognized in EBITDA (4)	-	(16,888)	-	-
Gain on extinguishment of debt (5)	-	-	(51,097)	-
Gain on sale of real estate (2)	-	-	-	(1,274)
EBITDA	$134,405	$132,768	$536,718	$575,302

(1)

During the second quarter of 2008, we recorded a $53,225, or $0.57 per share, non-cash loss on asset impairment related to the write down of certain intangible assets arising from our January 2007 TA acquisition to their estimated fair value.

(2)

During the first quarter of 2008, we sold our Park Plaza hotel in North Phoenix, AZ for $8,000 and recognized a gain on sale of $645. During the second quarter of 2008, we sold our AmeriSuites hotel in Atlantic Beach, NC for $6,350 and recognized a gain on sale of $629. During the fourth quarter of 2008, we sold our AmeriSuites hotel in Tampa, FL for $2,500 and recognized a loss on sale of $1,160.

(3)

In calculating net income, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of EBITDA for each quarter of the year. The fourth quarter EBITDA calculation excludes the amounts recognized during the first three quarters. Percentage rental income included in EBITDA was $263 and $717 in the fourth quarter of 2009 and 2008, respectively.

(4)

Our share of the operating results of our managed hotels in excess of the minimum returns due to us, or additional returns, is generally determined based upon annual calculations. We recognize additional returns in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this income until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of EBITDA for each quarter of the year. The fourth quarter EBITDA calculation excludes the amounts recognized during the first three quarters. There were no additional returns included in EBITDA in 2009. Additional returns included in EBITDA were ($1,958) in the fourth quarter of 2008.

(5)

For the twelve months ended December 31, 2009, we recorded a $51,097, or $0.47 per share, gain on the extinguishment of debt relating to our repurchase of $367,421 face amount of our 3.8% convertible senior notes and various issues of our senior notes for an aggregate purchase price of $303,341, excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $17,985 and a portion of the allocated equity component on the convertible notes of $5,002.

We compute EBITDA, or earnings before interest, taxes, depreciation and amortization, as net income plus interest expense, depreciation and amortization expense, income tax expense, deferred percentage rent, deferred additional returns, loss on sale of real estate and loss on asset impairment less gain on extinguishment of debt and gain on sale of real estate. Other companies may calculate EBITDA differently than we do. We consider EBITDA to be an appropriate measure of our performance, along with net income and cash flow from operating, investing and financing activities. We believe EBITDA provides useful information to investors because by excluding the effects of certain historical costs, such as interest and depreciation and amortization expense, EBITDA can facilitate a comparison of our current operating performance with our past operating performance and of operating performance among REITs, EBITDA does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

CALCULATION OF FUNDS FROM OPERATIONS (FFO)

(in thousands, except per share data)

		For the Three Months Ended		For the Twelve Months Ended
		12/31/2009	12/31/2008	12/31/2009	12/31/2008

Net income available for common shareholders		$ 25,502	$ 44,989	$ 163,461	$ 94,455
Plus:	Depreciation and amortization	61,624	60,889	245,868	239,166
	Loss on asset impairment (1)	-	-	-	53,225
	Loss on sale of real estate (2)	-	1,160	-	1,160
Less:	Deferred percentage rent previously recognized in FFO (3)	(1,163)	(4,385)	-	-
	Deferred additional returns previously recognized in FFO (4)	-	(16,888)	-	-
	Gain on extinguishment of debt (5)	-	-	(51,097)	-
	Gain on sale of real estate (2)	-	-	-	(1,274)
FFO available for common shareholders		$ 85,963	$ 85,765	$ 358,232	$ 386,732

Weighted average shares outstanding		123,380	93,984	107,984	93,944

Net income available for common shareholders per share		$ 0.21	$ 0.48	$ 1.51	$ 1.01
FFO available for common shareholders per share		$ 0.70	$ 0.91	$ 3.32	$ 4.12

(1)               During the second quarter of 2008, we recorded a $53,225, or $0.57 per share, non-cash loss on asset impairment related to the write down of certain intangible assets arising from our January 2007 TA acquisition to their estimated fair value.

(2)               During the first quarter of 2008, we sold our Park Plaza hotel in North Phoenix, AZ for $8,000 and recognized a gain on sale of $645.  During the second quarter of 2008, we sold our AmeriSuites hotel in Atlantic Beach, NC for $6,350 and recognized a gain on sale of $629. During the fourth quarter of 2008, we sold our AmeriSuites hotel in Tampa, FL for $2,500 and recognized a loss on sale of $1,160.

(3)               In calculating net income, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these estimated amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters. Percentage rental income included in FFO was $263 and $717 in the fourth quarter of 2009 and 2008, respectively.

(4)               Our share of the operating results of our managed hotels in excess of the minimum returns due to us, or additional returns, is generally determined based upon annual calculations.  We recognize additional returns in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this income until the fourth quarter for purposes of calculating net income, we include these estimated amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters. There were no additional returns included in FFO in 2009. Additional returns included in FFO were ($1,958) in the fourth quarter of 2008.

(5)               For the twelve months ended December 31, 2009, we recorded a $51,097, or $0.47 per share, non-cash gain on the extinguishment of debt relating to our repurchase of $367,421 face amount of our 3.8% convertible senior notes and various issues of our senior notes for an aggregate purchase price of $303,341, excluding accrued interest.  The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $17,985 and a portion of the equity component of the conversion element of the convertible notes of $5,002.

We compute FFO as shown above. Our calculation of FFO differs from the definition of FFO by the National Association of Real Estate Investment Trusts, or NAREIT, because we include deferred percentage rent (see Note 6) and deferred additional returns (see Note 7) and exclude loss on asset impairment (see Note 4) and gain on extinguishment of debt (see Note 8).  We consider FFO to be an appropriate measure of performance for a real estate investment trust, or REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense, FFO can facilitate a comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital needs and operating performance.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

SEGMENT INFORMATION

(in thousands)

	For the Three Months Ended December 31, 2009
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$ 168,108	$ -	$ -	$ 168,108
Minimum rent	32,649	44,547	-	77,196
Percentage rent	1,426	-	-	1,426
FF&E reserve income	4,525	-	-	4,525
Interest income	-	-	116	116
Total revenues	206,708	44,547	116	251,371
Hotel operating expenses	(106,252)	-	-	(106,252)
Operating income	100,456	44,547	116	145,119

Interest expense	-	-	36,900	36,900
Depreciation and amortization expense	41,186	20,438	-	61,624
General and administrative expense	-	-	9,551	9,551
Total expenses	41,186	20,438	46,451	108,075

Income (loss) before income taxes	59,270	24,109	(46,335)	37,044
Income tax expense	-	-	(4,072)	(4,072)

Net income (loss)	$ 59,270	$ 24,109	$ (50,407)	$ 32,972

	As of and for the Twelve Months Ended December 31, 2009
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$ 715,615	$ -	$ -	$ 715,615
Minimum rent	129,210	171,848	-	301,058
Percentage rent	1,426	-	-	1,426
FF&E reserve income	18,934	-	-	18,934
Interest income	-	-	214	214
Total revenues	865,185	171,848	214	1,037,247
Hotel operating expenses	(460,869)	-	-	(460,869)
Operating income	404,316	171,848	214	576,378

Interest expense	-	-	143,410	143,410
Depreciation and amortization expense	163,024	82,844	-	245,868
General and administrative expense	-	-	39,660	39,660
Total expenses	163,024	82,844	183,070	428,938

Income (loss) before gain on extinguishment of debt and income taxes	241,292	89,004	(182,856)	147,440
Gain on extinguishment of debt	-	-	51,097	51,097
Income (loss) before income taxes	241,292	89,004	(131,759)	198,537
Income tax expense	-	-	(5,196)	(5,196)

Net income (loss)	$ 241,292	$ 89,004	$ (136,955)	$ 193,341

Total assets	$ 3,128,108	$ 2,278,942	$ 141,320	$ 5,548,370

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

SEGMENT INFORMATION

(in thousands)

	For the Three Months Ended December 31, 2008
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$ 199,075	$ -	$ -	$ 199,075
Minimum rent	31,090	41,518	-	72,608
Percentage rent	5,102	-	-	5,102
FF&E reserve income	5,217	-	-	5,217
Interest income	-	-	135	135
Total revenues	240,484	41,518	135	282,137
Hotel operating expenses	(119,265)	-	-	(119,265)
Operating income	121,219	41,518	135	162,872

Interest expense	-	-	39,032	39,032
Depreciation and amortization expense	39,382	21,507	-	60,889
General and administrative expense	-	-	8,831	8,831
Total expenses	39,382	21,507	47,863	108,752

Income (loss) before loss on sale of real estate and income taxes	81,837	20,011	(47,728)	54,120
Loss on sale of real estate	(1,160)	-	-	(1,160)
Income (loss) before income taxes	80,677	20,011	(47,728)	52,960
Income tax expense	-	-	(501)	(501)

Net income (loss)	$ 80,677	$ 20,011	$ (48,229)	$ 52,459

	As of and for the Twelve Months Ended December 31, 2008
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$ 899,474	$ -	$ -	$ 899,474
Minimum rent	124,396	198,553	-	322,949
Percentage rent	5,102	-	-	5,102
FF&E reserve income	23,837	-	-	23,837
Interest income	-	-	1,312	1,312
Total revenues	1,052,809	198,553	1,312	1,252,674
Hotel operating expenses	(620,008)	-	-	(620,008)
Operating income	432,801	198,553	1,312	632,666

Interest expense	-	-	156,844	156,844
Depreciation and amortization expense	155,488	83,678	-	239,166
General and administrative expense	-	-	37,751	37,751
Reserve for straight line rent receivable	-	19,613	-	19,613
Loss on asset impairment	-	53,225	-	53,225
Total expenses	155,488	156,516	194,595	506,599

Income (loss) before gain on sale of real estate and income taxes	277,313	42,037	(193,283)	126,067
Gain on sale of real estate	114	-	-	114
Income (loss) before income taxes	277,427	42,037	(193,283)	126,181
Income tax expense	-	-	(1,846)	(1,846)

Net income (loss)	$ 277,427	$ 42,037	$ (195,129)	$ 124,335

Total assets	$ 3,181,053	$ 2,350,097	$ 41,587	$ 5,572,737

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

DEBT SUMMARY

(dollars in thousands)

	Interest Rate	Principal Balance	Maturity Date		Years to Maturity

Secured Fixed Rate Debt:

Mortgage - secured by one hotel in Overland Park, KS	8.300%	$3,474	07/01/11		1.5

Unsecured Debt:

Unsecured Floating Rate Debt:
Revolving credit facility (LIBOR + 55 bps) (1)	-	$-	10/24/10		0.8

Unsecured Fixed Rate Debt:
Senior notes due 2010	9.125%	$50,000	07/15/10		0.5
Senior notes due 2012	6.850%	100,829	07/15/12		2.5
Senior notes due 2013	6.750%	287,000	02/15/13		3.1
Senior notes due 2014	7.875%	300,000	08/15/14		4.6
Senior notes due 2015	5.125%	280,000	02/15/15		5.1
Senior notes due 2016	6.300%	275,000	06/15/16		6.5
Senior notes due 2017	5.625%	300,000	03/15/17		7.2
Senior notes due 2018	6.700%	350,000	01/15/18		8.0
Convertible senior notes due 2027	3.800%	264,750	03/15/27	(2)	17.2
Total / weighted average unsecured fixed rate debt	6.184%	$2,207,579			6.9

Weighted average secured fixed rate debt / total	8.300%	$3,474			1.5
Weighted average unsecured floating rate debt / total	-	-			0.8
Weighted average unsecured fixed rate debt / total	6.184%	2,207,579			6.9
Weighted average debt / total	6.188%	$2,211,053			6.9

(1)               We have no amounts outstanding on our $750 million revolving credit facility at December 31, 2009.  Subject to certain conditions, at our option, this facility’s maturity date can be extended to October 24, 2011 upon our payment of a fee.

(2)               The convertible senior notes are convertible if certain conditions are met (including certain changes in control) into cash equal to the principal amount of the notes and, to the extent the market price of our common shares exceeds the initial exchange price of $50.50 per share, subject to adjustment, either cash or our common shares at our option with a value based on such excess amount. Holders of our convertible senior notes may require us to repurchase all or a portion of the notes on March 20, 2012, March 15, 2017, and March 15, 2022, or upon the occurrence of certain change in control events prior to March 20, 2012.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

DEBT MATURITY SCHEDULE

(dollars in thousands)

	Scheduled Principal Payments During Period
Year	Secured Fixed Rate Debt	Unsecured Floating Rate Debt	Unsecured Fixed Rate Debt		Total
2010	$ 91	$ -	$ 50,000		$ 50,091
2011	3,383	-	-		3,383
2012	-	-	100,829		100,829
2013	-	-	287,000		287,000
2014	-	-	300,000		300,000
2015	-	-	280,000		280,000
2016	-	-	275,000		275,000
2017	-	-	300,000		300,000
2018	-	-	350,000		350,000
2027	-	-	264,750	(1)	264,750
	$ 3,474	$ -	$ 2,207,579		$ 2,211,053

(1)               The convertible senior notes are convertible if certain conditions are met (including certain changes in control) into cash equal to the principal amount of the notes and, to the extent the market price of our common shares exceeds the initial exchange price of $50.50 per share, subject to adjustment, either cash or our common shares at our option with a value based on such excess amount.  Holders of our convertible senior notes may require us to repurchase all or a portion of the notes on March 20, 2012, March 15, 2017, and March 15, 2022, or upon the occurrence of certain change in control events prior to March 20, 2012.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and For the Three Months Ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Leverage Ratios:

Total debt / total assets	39.5%	39.7%	43.3%	48.2%	47.4%
Total debt / real estate assets, at cost	33.9%	34.0%	37.2%	41.6%	41.2%
Total debt / total book capitalization	41.5%	41.7%	45.7%	50.6%	50.1%
Total debt / total market capitalization	40.1%	43.5%	60.1%	66.9%	62.0%
Secured debt / total assets	0.1%	0.1%	0.1%	0.1%	0.1%
Variable rate debt / total debt	0.0%	0.0%	13.8%	20.4%	15.0%

Coverage Ratios:

EBITDA (1) / interest expense (2)	3.6x	3.8x	3.8x	3.7x	3.4x
EBITDA (1) / interest expense and preferred distributions (2)	3.0x	3.2x	3.2x	3.0x	2.9x

Public Debt Covenants: (3)

Total debt / adjusted total assets - allowable maximum 60.0%	33.2%	33.6%	37.0%	41.4%	41.2%
Secured debt / adjusted total assets - allowable maximum 40.0%	0.1%	0.1%	0.1%	0.1%	0.1%
Consolidated income available for debt service / debt service - required minimum 1.50x	3.66x	3.69x	3.76x	3.63x	3.93x
Total unencumbered assets to unsecured debt - required minimum 150% / 200%	301.9%	298.1%	270.1%	241.4%	242.8%

(1)	See page 16 for our calculation of EBITDA.
(2)

All periods presented reflect the retroactive application of a new accounting standard affecting the accounting for our 3.8% convertible senior notes. Interest expense includes additional non-cash interest of $1,205, $1,294, $2,030, $2,381 and $2,473 for the three months ended December 31, 2009, September 30, 2009, June 30, 2009, March 31, 2009 and December 31, 2008, respectively, resulting from the adoption of this standard.

(3)

Adjusted total assets and unencumbered assets include original cost of real estate assets and acquisition costs less impairment write downs and exclude depreciation and amortization, accounts receivable and intangible assets. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, gains and losses on sales of property and amortization of deferred charges. Debt service excludes non-cash interest related to our convertible senior notes.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

FF&E RESERVE ESCROWS (1)

(dollars in thousands)

	For the Three Months Ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008

FF&E reserves (beginning of period)	$ 25,717	$ 23,626	$ 25,014	$ 32,026	$ 37,485
Manager deposits	13,425	12,952	13,091	11,675	17,286
HPT fundings (2):
Marriott	2,823	3,592	1,464	5,022	4,881
Hyatt	-	600	2,000	-	-
InterContinental	-	-	-	4,846	-
Hotel improvements	(16,882)	(15,053)	(17,943)	(28,555)	(27,626)
FF&E reserves (end of period)	$ 25,083	$ 25,717	$ 23,626	$ 25,014	$ 32,026

(1)

Generally, each of our hotel operating agreements require the deposit of a percentage of gross hotel revenues into escrows to fund periodic hotel renovations, or FF&E reserves.  For recently built or renovated hotels, this requirement may be deferred for a period.  We own all the FF&E reserve escrows for our hotels.

(2)

Represents FF&E reserve deposits not funded by hotel operations, but separately funded by us.  The operating agreements for our hotels generally provide that, if necessary, we will provide FF&E funding in excess of escrowed reserves.  To the extent we make such fundings, our annual minimum returns or rent generally increases by a percentage of the amounts we fund.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

2009 ACQUISITIONS AND DISPOSITIONS INFORMATION

(dollars in thousands)

2009 ACQUISITIONS (through 12/31/2009):

Date Acquired	Properties	Brand	Location	Number of Rooms / Suites	Operating Agreement	Purchase Price	Purchase Price per Room / Suite

There were no acquisitions during the twelve months ended December 31, 2009.

2009 DISPOSITIONS (through 12/31/09):

Date Disposed	Properties	Brand	Location	Number of Rooms / Suites	Operating Agreement	Sales Price	Sales Price per Room / Suite

There were no dispositions during the twelve months ended December 31, 2009.

OPERATING AGREEMENTS

AND PORTFOLIO INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

SUMMARY OF OPERATING AGREEMENTS

(dollars in thousands)

Operating Agreement	Marriott (No. 1)	Marriott (No. 2)	Marriott (No. 3)	Marriott (No. 4)	Marriott (No. 5)	InterContinental (No. 1)	InterContinental (No. 2)

Number of Properties	53	18	34	19	1	31	76

Number of Rooms / Suites	7,610	2,178	5,020	2,756	356	3,844	9,220

Property Brands	Courtyard by Marriott®	Residence Inn by Marriott®	Marriott® / Residence Inn by Marriott® / Courtyard by Marriott® / TownePlace Suites by Marriott® / SpringHill Suites by Marriott®	Residence Inn by Marriott® / Courtyard by Marriott® / TownePlace Suites by Marriott® / SpringHill Suites by Marriott®	Marriott®	Staybridge Suites®	Candlewood Suites®

Number of States	24	14	14	14	1	16	29

Manager	Subsidiary of Marriott International	Subsidiary of Marriott International	Subsidiaries of Marriott International	Subsidiaries of Marriott International	Subsidiary of Marriott International	Subsidiary of InterContinental	Subsidiary of InterContinental

Tenant	Subsidiary of Host Hotels & Resorts Subleased to Subsidiary of Barcelo Crestline	Subsidiary of Host Hotels & Resorts Subleased to Subsidiary of Barcelo Crestline	Our TRS	Subsidiary of Barcelo Crestline	Subsidiary of Marriott International	Our TRS	Our TRS

Investment at December 31, 2009 (1)	$595,428	$214,448	$427,543	$274,222	$90,078	$436,708	$589,405

End of Current Term	2012	2010	2019	2015	2019	2031	2028

Renewal Options (2)	3 for 12 years each	(3)	2 for 15 years each	2 for 10 years each	4 for 15 years each	2 for 12.5 years each	2 for 15 years each

Annual Minimum Return / Minimum Rent (4)	$59,405	$21,426	$44,199	$28,509	$9,350	$37,882	$50,000

Additional Return (5)	--	--	$711	--	--	--	$10,000

Percentage Return / Rent (6)	5% of revenues above 1994/95 revenues	7.5% of revenues above 1996 revenues	7% of revenues above 2000/01 revenues	7% of revenues above 1999/2000 revenues	CPI based calculation	7.5% of revenues above 2004/06/08 revenues	7.5% of revenues above 2006/07 revenues

Security Deposit	$50,540	$17,220	$26,986 (7)	19,913 (8)	--	$36,872 (9)	--

Other Security Features	HPT controlled lockbox with minimum balance maintenance requirement; subtenant and subtenant parent minimum net worth requirement	HPT controlled lockbox with minimum balance maintenance requirement; subtenant and subtenant parent minimum net worth requirement		Tenant minimum net worth requirement	Marriott guarantee; parent minimum net worth requirement	Limited guarantee provided by InterContinental; parent minimum net worth requirement	Limited guarantee provided by InterContinental; parent minimum net worth requirement

(1)	Amounts exclude expenditures made from FF&E reserves funded from hotel operations, but includes amounts funded by us separately.
(2)	Renewal options may be exercised by the manager or tenant for all, but not less than all, of the properties within each combination.
(3)

In November 2008, we were notified by the tenant that it will not exercise its renewal option at the end of the current lease term. Upon expiration of the agreement on December 31, 2010, we expect to lease these hotels to one of our TRSs and to continue the existing hotel brand and management agreement with Marriott.

(4)

Each management agreement or lease provides for payment to us of an annual minimum return or minimum rent, respectively. Management fees are generally subordinated to these minimum payment amounts and certain minimum payments are subject to full or limited guarantees.

(5)

These management agreements provide for annual additional return payments in the amount listed, to the extent of available cash flow after payment of operating costs, funding of the FF&E reserve, payment of our minimum return and payment of certain management fees. These amounts are generally not guaranteed or secured by deposits.

(6)

Certain of our management agreements and leases provide for payment to us of a percentage of increases in total sales over base year levels. Percentage returns under our management agreements are payable to us only to the extent of available cash flow, as defined in the agreements. The payment of percentage rent under our leases is not subject to available cash flow.

(7)

The original amount of this security deposit was $36,204. As of December 31, 2009, we have applied $9,218 of the security deposit to cover deficiencies in the minimum rent paid by Marriott for this agreement. An additional $5,220 was applied in January and February of 2010 to cover additional deficiencies in the minimum rent. As of February 23, 2010, the balance of this security deposit is $21,766.

(8)

The original amount of this security deposit was $28,508. As of December 31, 2009, we have applied $8,595 of the security deposit to cover deficiencies in the minimum rent paid by Crestline for this agreement. An additional $2,430 was applied in January and February of 2010 to cover additional deficiencies in the minimum rent and late charges. As of February 23, 2010, the balance of this security deposit is $17,483.

(9)	In addition to the limited guarantee, a single $36,872 deposit secures InterContinental’s obligations under the InterContinental No. 1, No. 3 and No. 4 portfolios.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

SUMMARY OF OPERATING AGREEMENTS

(dollars in thousands)

Operating Agreement	InterContinental (No. 3)	InterContinental (No. 4)	Hyatt	Carlson	TA (No. 1)	TA (No. 2)	Total / Range / Average (all investments)

Number of Properties	14	10	22	11	145	40	474

Number of Rooms / Suites	4,139	2,937	2,724	2,096	(1)	--	42,880 (1)

Property Brands	InterContinental® / Crowne Plaza® / Holiday Inn® / Staybridge Suites®	Crowne Plaza® / Staybridge Suites®	Hyatt Place®	Radisson Hotels & Resorts® / Park Plaza® Hotels & Resorts / Country Inn & Suites by CarlsonSM	TravelCenters of America®	Petro Stopping Centers®	16 Brands

Number of States	7 plus Ontario and Puerto Rico	5	14	7	39	25	44 plus Ontario and Puerto Rico

Manager	Subsidiaries of InterContinental	Subsidiaries of InterContinental	Subsidiary of Hyatt	Subsidiary of Carlson	TA	TA	5 Managers

Tenant	Our TRS and a subsidiary of InterContinental	Our TRS	Our TRS	Our TRS	Subsidiary of TA	Subsidiary of TA	5 Tenants

Investment at December 31, 2009 (2)	$512,373	$245,185	$301,942	$202,251	$1,840,820	$705,506	6,435,909

End of Current Term	2029	2030	2030	2030	2022	2024	2010-2031

Renewal Options (3)	2 for 15 years each	2 for 15 years each	2 for 15 years each	2 for 15 years each	N/A	2 for 15 years each

Annual Minimum Return / Minimum Rent (4)	$44,258	$21,541	$22,037	$12,920	$166,028 (5)(6)	$66,177 (5)	$583,732

Additional Return (7)	$3,458	$1,750	50% of cash flow in excess of minimum return (8)	50% of cash flow in excess of minimum return (8)	--	--	$15,919

Percentage Return / Rent (9)	7.5% of revenues above 2006/07 revenues	7.5% of revenues above 2007 revenues	--	--	3% of non-fuel revenues and 0.3% of fuel revenues above 2011 revenues	3% of non-fuel revenues and 0.3% of fuel revenues above 2012 revenues

Security Deposit	$36,872 (10)	$36,872 (10)	--	--	--	--	$151,531

Other Security Features	Limited guarantee provided by InterContinental; parent minimum net worth requirement	Limited guarantee provided by InterContinental; parent minimum net worth requirement	Limited guarantee provided by Hyatt; parent minimum net worth requirement	Limited guarantee provided by Carlson; parent minimum net worth requirement	TA guarantee	TA guarantee

(1)	Eighteen (18) of our TA properties include hotels. The rooms associated with these hotels have been excluded from total hotel rooms.
(2)	Amounts exclude expenditures made from FF&E reserves funded from hotel operations, but includes amounts funded by us separately.
(3)	Renewal options may be exercised by the manager or tenant for all, but not less than all, of the properties within each combination.
(4)

Each management agreement or lease provides for payment to us of an annual minimum return or minimum rent, respectively. Management fees are generally subordinated to these minimum payment amounts and certain minimum payments are subject to full or limited guarantees.

(5)

Effective July 1, 2008, we entered a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5,000 per month of rent under the two leases for the period July 1, 2008 until December 31, 2010. For the three and twelve months ended December 31, 2009, TA deferred $15,000 and $60,000 in rents, respectively. TA rents presented in this report represent their contractual obligation and do not reflect any rent deferral.

(6)	The amount of minimum rent payable to us by TA is scheduled to increase to $169,750, $174,725 and $179,792 in 2010, 2011 and 2012, respectively.
(7)

These management agreements provide for annual additional return payments in the amount listed, to the extent of available cash flow after payment of operating costs, funding of the FF&E reserve, payment of our minimum return and payment of certain management fees. These amounts are not guaranteed or secured by deposits.

(8)

These management agreements provide for payment to us of 50% of available cash flow after payment of operating costs, funding the FF&E reserve, payment of our minimum return and reimbursement to the managers of working capital and guaranty advances, if any.

(9)

Certain of our management agreements and leases provide for payment to us of a percentage of increases in total sales over base year levels. Percentage returns under our management agreements are payable to us only to the extent of available cash flow, as defined in the agreements. The payment of percentage rent under our leases is not subject to available cash flow.

(10)	In addition to the limited guarantee, a single $36,872 deposit secures InterContinental’s obligations under the InterContinental No. 1, No. 3 and No. 4 portfolios.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

PORTFOLIO BY OPERATING AGREEMENT, MANAGER AND BRAND

(dollars in thousands)

		Percent of		Percent of				Annual	Percent of
	Number of	Number of	Number of	Number of		Percent of	Investment per	Minimum	Minimum
	Properties	Properties	Rooms / Suites (1)	Rooms / Suites (1)	Investment (2)	Investment	Room / Suite	Return / Rent	Return / Rent
By Operating Agreement:
InterContinental (no. 1)	31	7%	3,844	9%	$436,708	7%	$114	$37,882	6%
InterContinental (no. 2)	76	16%	9,220	21%	589,405	9%	64	50,000	9%
InterContinental (no. 3)	14	3%	4,139	10%	512,373	8%	124	44,258	8%
InterContinental (no. 4)	10	2%	2,937	7%	245,185	4%	83	21,541	4%
Marriott (no. 1)	53	11%	7,610	18%	595,428	9%	78	59,405	10%
Marriott (no. 2)	18	4%	2,178	5%	214,448	3%	98	21,426	3%
Marriott (no. 3)	34	7%	5,020	12%	427,543	7%	85	44,199	8%
Marriott (no. 4)	19	4%	2,756	6%	274,222	4%	100	28,509	5%
Marriott (no. 5)	1	-	356	1%	90,078	1%	253	9,350	1%
Hyatt	22	5%	2,724	6%	301,942	5%	111	22,037	4%
Carlson	11	2%	2,096	5%	202,251	3%	96	12,920	2%
TA (no. 1) (3)(4)	145	31%	N/A	N/A	1,840,820	29%	N/A	166,028	29%
TA (no. 2) (3)	40	8%	N/A	N/A	705,506	11%	N/A	66,177	11%
Total	474	100%	42,880	100%	$6,435,909	100%	$91	$583,732	100%

By Manager:
InterContinental	131	28%	20,140	47%	$1,783,671	28%	$89	$153,681	27%
Marriott International	125	27%	17,920	42%	1,601,719	24%	89	162,889	27%
Hyatt	22	5%	2,724	6%	301,942	5%	111	22,037	4%
Carlson	11	2%	2,096	5%	202,251	3%	96	12,920	2%
TA (3)(4)	185	38%	N/A	N/A	2,546,326	40%	N/A	232,205	40%
Total	474	100%	42,880	100%	$6,435,909	100%	$91	$583,732	100%

By Brand:
Candlewood Suites®	76	16%	9,220	22%	$589,405	9%	$64
Country Inn & Suites by CarlsonSM	5	1%	753	2%	75,055	1%	100
Courtyard by Marriott®	71	15%	10,281	24%	855,788	13%	83
Crowne Plaza®	12	3%	4,406	10%	380,784	6%	86
Holiday Inn®	3	1%	697	2%	35,526	1%	51
Hyatt PlaceTM	22	5%	2,724	6%	301,942	5%	111
InterContinental®	5	1%	1,479	3%	300,257	5%	203
Marriott Hotels®	3	1%	1,349	3%	160,425	2%	119
Park Plaza® Hotels & Resorts	1	0%	209	0%	11,042	0%	53
Radisson Hotels & Resorts®	5	1%	1,134	3%	116,156	2%	102
Residence Inn by Marriott®	37	8%	4,695	11%	460,264	7%	98
SpringHill Suites by Marriott®	2	0%	264	1%	20,897	0%	79
Staybridge Suites®	35	7%	4,338	10%	477,698	7%	110
TownePlace Suites by Marriott®	12	3%	1,331	3%	104,344	2%	78
TravelCenters of America®	145	30%	N/A	N/A	1,840,820	29%	N/A
Petro Stopping Centers®	40	8%	N/A	N/A	705,506	11%	N/A
Total	474	100%	42,880	100%	$6,435,909	100%	$91

(1)             Eighteen (18) of our TA properties include a hotel.  The rooms associated with these hotels have been excluded from total hotel rooms.

(2)             Excludes expenditures made from FF&E reserves funded from hotel operations, but includes amounts separately funded by us.

(3)             Effective July 1, 2008, we entered a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5,000 per month of rent under the two leases for the period July 1, 2008 until December 31, 2010.  As of December 31, 2009, TA has deferred $90,000 in rents.  TA rents presented in this report represent their contractual obligation and do not reflect any rent deferral.

(4)             The amount of annual minimum rent payable to us by TA is scheduled to increase to $169,636, $174,600 and $179,666 in 2010, 2011 and 2012, respectively.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

OPERATING STATISTICS BY HOTEL OPERATING AGREEMENT

	No. of	No. of Rooms /	Fourth Quarter (1)			Year to Date (1)
	Hotels	Suites	2009	2008	Change	2009	2008	Change
ADR
InterContinental (no. 1)	31	3,844	$95.03	$108.43	-12.4%	$101.15	$113.41	-10.8%
InterContinental (no. 2)	76	9,220	58.53	70.72	-17.2%	62.55	71.70	-12.8%
InterContinental (no. 3)	14	4,139	112.88	131.82	-14.4%	120.54	142.37	-15.3%
InterContinental (no. 4)	10	2,937	90.59	109.60	-17.3%	92.70	110.55	-16.1%
Marriott (no. 1)	53	7,610	102.43	118.72	-13.7%	107.18	122.82	-12.7%
Marriott (no. 2)	18	2,178	102.06	118.64	-14.0%	104.64	120.36	-13.1%
Marriott (no. 3)	34	5,020	95.70	107.84	-11.3%	99.24	109.90	-9.7%
Marriott (no. 4)	19	2,756	98.79	114.80	-13.9%	102.62	118.43	-13.3%
Marriott (no. 5)	1	356	193.18	209.62	-7.8%	201.31	225.77	-10.8%
Hyatt	22	2,724	83.23	97.81	-14.9%	89.14	102.69	-13.2%
Carlson	11	2,096	80.08	95.81	-16.4%	86.22	103.16	-16.4%
Total	289	42,880	$91.05	$106.20	-14.3%	$94.91	$108.89	-12.8%

OCCUPANCY
InterContinental (no. 1)	31	3,844	68.4%	66.6%	1.8 pt	69.8%	73.7%	-3.9 pt
InterContinental (no. 2)	76	9,220	60.9%	63.5%	-2.6 pt	63.2%	71.3%	-8.1 pt
InterContinental (no. 3)	14	4,139	69.5%	68.1%	1.4 pt	71.7%	74.9%	-3.2 pt
InterContinental (no. 4)	10	2,937	60.8%	61.3%	-0.5 pt	62.5%	68.8%	-6.3 pt
Marriott (no. 1)	53	7,610	58.3%	60.0%	-1.7 pt	59.2%	65.8%	-6.6 pt
Marriott (no. 2)	18	2,178	68.1%	70.2%	-2.1 pt	69.5%	72.8%	-3.3 pt
Marriott (no. 3)	34	5,020	58.0%	64.1%	-6.1 pt	62.1%	70.7%	-8.6 pt
Marriott (no. 4)	19	2,756	62.0%	66.1%	-4.1 pt	62.9%	70.1%	-7.2 pt
Marriott (no. 5)	1	356	64.2%	68.4%	-4.2 pt	63.5%	78.5%	-15.0 pt
Hyatt	22	2,724	68.3%	64.3%	4.0 pt	67.9%	68.2%	-0.3 pt
Carlson	11	2,096	54.1%	56.8%	-2.7 pt	57.0%	65.0%	-8.0 pt
Total	289	42,880	62.0%	63.7%	-1.7 pt	64.0%	70.2%	-6.2 pt

RevPAR
InterContinental (no. 1)	31	3,844	$65.00	$72.21	-10.0%	$70.60	$83.58	-15.5%
InterContinental (no. 2)	76	9,220	35.64	44.91	-20.6%	39.53	51.12	-22.7%
InterContinental (no. 3)	14	4,139	78.45	89.77	-12.6%	86.43	106.64	-19.0%
InterContinental (no. 4)	10	2,937	55.08	67.18	-18.0%	57.94	76.06	-23.8%
Marriott (no. 1)	53	7,610	59.72	71.23	-16.2%	63.45	80.82	-21.5%
Marriott (no. 2)	18	2,178	69.50	83.29	-16.6%	72.72	87.62	-17.0%
Marriott (no. 3)	34	5,020	55.51	69.13	-19.7%	61.63	77.70	-20.7%
Marriott (no. 4)	19	2,756	61.25	75.88	-19.3%	64.55	83.02	-22.2%
Marriott (no. 5)	1	356	124.02	143.38	-13.5%	127.83	177.23	-27.9%
Hyatt	22	2,724	56.85	62.89	-9.6%	60.53	70.03	-13.6%
Carlson	11	2,096	43.32	54.42	-20.4%	49.15	67.05	-26.7%
Total	289	42,880	$56.45	$67.65	-16.6%	$60.74	$76.44	-20.5%

(1)     Includes data for the calendar periods indicated, except for our Marriott® branded hotels, which include data for comparable fiscal periods.

“ADR” is average daily rate; “RevPAR” is revenue per available room.  All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods.  We have not independently verified our managers’ and tenants’ operating data.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

COVERAGE BY OPERATING AGREEMENT (1)

For the Twelve Months Ended (2)
Operating Agreement	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
InterContinental (no. 1)	0.75x	0.82x	0.93x	1.03x	1.13x
InterContinental (no. 2)	0.72x	0.88x	1.08x	1.25x	1.38x
InterContinental (no. 3)	0.68x	0.80x	0.92x	1.08x	1.23x
InterContinental (no. 4)	0.40x	0.51x	0.67x	0.82x	1.02x
Marriott (no. 1)	0.88x	1.02x	1.17x	1.34x	1.47x
Marriott (no. 2)	0.72x	0.84x	0.96x	1.05x	1.13x
Marriott (no. 3)	0.69x	0.82x	0.94x	1.09x	1.17x
Marriott (no. 4)	0.68x	0.81x	0.90x	1.04x	1.15x
Marriott (no. 5)	-0.07x	-0.02x	0.16x	0.23x	0.37x
Hyatt	0.72x	0.80x	0.88x	0.98x	1.07x
Carlson	0.66x	0.81x	0.97x	1.20x	1.42x
TA (no. 1) (3)	1.12x	1.30x	1.42x	1.48x	1.43x
TA (no. 2) (3)	1.05x	1.29x	1.50x	1.57x	1.51x

For the Three Months Ended (2)
Operating Agreement	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
InterContinental (no. 1)	0.62x	0.82x	0.92x	0.66x	0.87x
InterContinental (no. 2)	0.48x	0.75x	0.87x	0.80x	1.08x
InterContinental (no. 3)	0.39x	0.69x	0.97x	0.69x	0.86x
InterContinental (no. 4)	0.32x	0.31x	0.58x	0.41x	0.74x
Marriott (no. 1)	0.76x	0.93x	1.01x	0.84x	1.23x
Marriott (no. 2)	0.66x	0.86x	0.84x	0.54x	1.06x
Marriott (no. 3)	0.54x	0.76x	0.86x	0.65x	0.96x
Marriott (no. 4)	0.62x	0.54x	0.71x	0.88x	1.03x
Marriott (no. 5)	-0.19x	-0.27x	0.08x	0.16x	-0.01x
Hyatt	0.55x	0.82x	0.78x	0.74x	0.87x
Carlson	0.50x	0.77x	0.59x	0.77x	1.11x
TA (no. 1) (3)	0.85x	1.33x	1.17x	1.12x	1.59x
TA (no. 2) (3)	0.71x	1.07x	1.22x	1.19x	1.69x

(1)     We define coverage as combined total property sales minus all property level expenses which are not subordinated to minimum payments to us and the required FF&E reserve contributions (which data is provided to us by our managers or tenants), divided by the minimum return or minimum rent payments due to us.  For some combinations, amounts have been calculated using data for periods prior to our ownership of certain properties and prior to commencement of our operating agreements.

(2)     Includes data for the calendar periods indicated, except for our Marriott® branded hotels, which include data for comparable fiscal periods.

(3)     Effective July 1, 2008, we entered a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5 million per month of rent under the two leases for the period July 1, 2008 until December 31, 2010.  For each of the quarters ended December 31, 2008, March 31, 2009, June 30, 2009, September 30, 2009 and December 31, 2009, TA deferred $15 million in rents.  TA rent coverage ratios have been calculated based upon the contractual rent amounts and do not reflect the impact of any rent deferral.

All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers’ or tenants’ operating data.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2009

OPERATING AGREEMENT EXPIRATION SCHEDULE

(dollars in thousands)

	Annualized Minimum Return / Rent		% of Annualized Minimum Return / Rent	Cumulative % of Annualized Minimum Return / Rent
2009	$-		-	-
2010	21,426	(1)	3.7%	3.7%
2011	-		-	-
2012	59,405		10.2%	13.9%
2013	-		-	13.9%
2014	-		-	13.9%
2015	28,509	(2)	4.9%	18.8%
2016	-		-	18.8%
2017	-		-	18.8%
2018 and thereafter	474,392	(2)	81.2%	100.0%
Total	$583,732		100.0%

Weighted average remaining term	13.5 years

(1)     In November 2008, we were notified that the tenant will not exercise its renewal option at the end of the current lease term.  Upon expiration of the agreement, we expect to lease the hotels to one of our taxable REIT subsidiaries; the hotel brand and management agreement with Marriott currently are not expected to change.

(2)     During the twelve months ended December 31, 2009, payments we have received under our lease to Crestline which expires in 2015 ($28.5 million/year) and under our management contract to Marriott which expires in 2019 ($44,200/year) have been less than the minimum amounts due to us by $9,218 and $8,595, respectively.  The deficiencies in minimum payments due have reduced the security deposits that we hold from Crestline and from Marriott for these contracts.  Other than applying the security deposits to cover the deficiencies in minimum amounts due to us, we have not yet determined what additional action, if any, we may take as a result of these defaults.